UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 24, 2012

CRANE CO.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	6902
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 363-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2012 Ms. Karen Dykstra, a member of the Company’s Board of Directors and Chair of the Audit Committee, gave notice of her decision to resign from the Company’s Board of Directors. Ms. Dykstra informed the Board that her decision was a consequence of her appointment on September 19 as Chief Financial Officer of AOL Inc. and AOL’s request that, with appropriate notice, she should reduce the scope of her commitments outside AOL. The effective date of Ms. Dykstra’s resignation will be November 15, 2012.
In view of Ms. Dykstra’s resignation, on September 24, 2012 the Board of Directors appointed Mr. Thayer Bigelow, a Director of the Company, as a member of the Audit Committee, to succeed Ms. Dykstra as Chair of the Audit Committee upon the effective date of her resignation. Subsequently, the Board has determined that Mr. Bigelow is an “audit committee financial expert” as defined in Rule 407(d)(5) under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: September 28, 2012	By:	/s/ Augustus I. duPont
Augustus I. duPont
Vice President, General Counsel and Secretary

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